SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934.

       Date of Report (Date of earliest event reported): December 5, 2006


                        Advanced Technologies Group, Ltd.
             (Exact name of registrant as specified in its charter)


         Nevada                        0-30987                  80-0987213
(State or other jurisdiction         (Commission              (IRS Employer
    of incorporation)                File Number)         Identification Number)


                  32 Broadway, 3rd Floor, New York, N.Y. 10004
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code (212) 968-7238

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act;
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act;
[ ] Pre-commencement communication pursuant to rule 14d-2(b) under the
    Exchange Act;
[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the
    Exchange Act.
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 30, 2006 the Board of Directors approved a Letter of Intent for the acquisition of 100% of the capital stock of dialog International, Inc. (Dialog), a Delaware corporation. Dialog currently owns, or by the Closing Date of the acquisition will own, not less than FIFTY-ONE (51%) PER CENT of the total issued and outstanding capital stock of OAO Star Galaxy, Inc., a corporation formed under the laws of the Russian Federation, which, in turn owns ONE HUNDRED (100%) PER CENT of the total issued and outstanding capital stock of OOO Star Galaxy Managing Company, Inc., a corporation also formed under the laws of the Russian Federation, and ZAO Aires, Inc., a corporation also formed under the laws of the Russian Federation. ZAO Aires, Inc. operates a number of entertainment centers in Russia that have as their target market younger children. ZAO Aires also has certain other related activities. Based upon financial information provided by Dialog's management, ZAO Aires had operating revenues in excess of $6 Million during its most recent fiscal year.

Consummation of the acquisition of Dialog is subject to a number of conditions that are specified in the Letter of Intent including, but not limited to the execution of a formal acquisition agreement incorporating the terms and conditions stated in the Letter of Intent; delivery of audited financial statements of Dialog; and completion of Registrant's due diligence investigation of Dialog and the operations of ZAO Aires. Although management of Registrant and Dialog have agreed in principal to all the terms of a formal acquisition agreement, at this time we are unable to predict when this Agreement will be executed as required by the Letter of Intent.

Assuming that all conditions precedent are complied with, at the closing 100% of the capital stock of Dialog will be exchanged for shares of Registrant's common stock based upon a formula set forth in the Letter of Intent. Provided that the preliminary financial information provided by Dialog is accurate, under this formula number of Registrant's shares of common stock to be issued to the Dialog Shareholders would be equal to more than 70% of the total issued and outstanding shares of Registrant following this acquisition and would result in a change of control of Registrant. Further, the Letter of Intent provides that the number of shares of Registrant's common stock issueable to the Dialog shareholders will be adjusted after a 2-year period based upon a formula set forth in the Letter of Intent. The purpose of this adjustment is to allow both Registrant and Dialog to implement their existing operating plans and to adjust the number of shares issueable to the Dialog shareholders in order to properly reflect the contribution of Registrant's current operations to the overall combined operations of Registrant following the acquisition of Dialog.

ITEM 7.01 REGULATION FD DISCLOSURE

A: On December 5, 2006 Registrant issued a press release relating to the dismissal of a previously disclosed suit by a former consultant to Registrant. This suit, which claimed that this party was owed substantial amounts of Registrant's common stock, was dismissed with prejudice by the Federal District Court for the Southern District of New York. A copy of this press release is filed as an exhibit hereto.

B. On December 5, 2006, Registrant issued a press release relating to the Letter of Intent signed with Dialog and discussed under Item 1.01 above. A copy of this press release is filed as an exhibit hereto.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(b) Exhibits

Exhibit 99.1 Letter of Intent dated December 3, 2006, by and among Dialog International, Inc. and Registrant.

Exhibit 99.2 Press Release dated November 15, 2006 relating to the dismissal of a suit against Registrant in the Federal District Court for the Southern District of New York.

Exhibit 99.3 Press Release dated December 5, 2006 relating to the Letter of Intent dated December 3, 2006, by and among Dialog International, Inc. and Registrant.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2006.


Advanced Technologies Group, Ltd.
       (Registrant)


BY: /s/ Abel Raskas
   ----------------------------------
   Abel Raskas,
   President

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